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                         [ERNST & YOUNG LLP LETTERHEAD]

                                                                    EXHIBIT 23.3

                          CONSENT OF ERNST & YOUNG LLP

     We consent to the use of our report dated February 23, 1996, except for Note O, as to which the date is March 28, 1996, with respect to the consolidated financial statements of MWC Holdings, Inc. incorporated by reference in the Registration Statement on Form S-8 and related Prospectus of Hayes Wheels International, Inc. and subsidiaries for the registration of 3,000,000 shares of Hayes Wheels International, Inc. common stock filed November 4, 1997.

                                          ERNST & YOUNG LLP

Detroit, Michigan
November 4, 1997